Exhibit 99.1

Apollo Announces Pricing of $300.0 Million in Preferred Shares

March 12, 2018 – New York, NY – Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today announced the pricing of a $300.0 million offering of 12,000,000 of its 6.375% Series B Preferred Shares representing limited liability company interests with a liquidation preference of $25.00 per share. The offering is expected to close on March 19, 2018, subject to customary closing conditions.

Apollo intends to contribute the net proceeds from the sale of the Series B Preferred Shares for general corporate purposes to its indirect subsidiaries, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XI, LLC, Apollo Principal Holdings XII, L.P. and AMH Holdings (Cayman), L.P.

Distributions on the Series B Preferred Shares, when and if declared by AGM Management, LLC, Apollo’s manager, will be paid quarterly and are non-cumulative.

Apollo intends to apply to list the Series B Preferred Shares on the NYSE under the ticker symbol “APO PR B”.

BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the offering, and Barclays, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman Sachs & Co. LLC, J.P. Morgan, RBC Capital Markets and US Bancorp are acting as joint lead managers for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Series B Preferred Shares or any other securities, and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction. A shelf registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and has become effective.

The offering may be made only by means of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by phone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com, (2) Morgan Stanley & Co. LLC, 180 Varick Street, New

York, NY 10014, Attention: Prospectus Department or by phone at 1-866-718-1649 or by email at prospectus@morganstanley.com, (3) UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Prospectus Specialist or by phone at 1-888-827-7275 and (4) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service or by phone at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $249 billion as of December 31, 2017 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources.

Forward Looking Statements

This press release may contain forward looking statements with respect to Apollo that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements contained herein. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2018, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other SEC filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

For investor inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Noah Gunn

Investor Relations Manager

Apollo Global Management, LLC

212-822-0540

ngunn@apollolp.com

For media inquiries regarding Apollo Global Management, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

212-843-8590

czehren@rubenstein.com